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                                                                    EXHIBIT 4.3


                               WARRANT AGREEMENT


                  WARRANT AGREEMENT (this "Agreement") dated as of __________, 1999, among GOLDEN TELECOM, INC., a Delaware corporation (the "Issuer"), GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation ("GTS"), and [_________], or its designated affiliate, any transferees thereof or subsequent holders of Warrants ("Vendor").


                                  WITNESSETH:

                  WHEREAS, Vendor is a party to (i) a US$30,650,000 Syndicated Loan Facility dated September 27, 1996 among Vendor, GTS Mobile Services, Inc., ("GTS Mobile Services) The Chase Manhattan Bank ("Chase") and the Borrowers, as defined therein (the "Chase Facility"), (ii) a Guarantee Agreement between Vendor and Chase dated September 27, 1996 (the "Guarantee Agreement"), and
(iii) a GTS Reimbursement Agreement dated October 27, 1997, between Vendor and GTS (the "GTS Reimbursement Agreement"); and

                  WHEREAS, Vendor, GTS and the Issuer have entered into a settlement agreement dated as of September 9, 1999 (the "Settlement Agreement") in order to settle and discharge the obligations of Vendor, the Borrowers and GTS Mobile Services under the Chase Facility, the obligations of Vendor under the Guarantee Agreement and the obligations of GTS under the GTS Reimbursement Agreement; and

                  WHEREAS, in consideration for Vendor's entering into the Settlement Agreement, the Issuer has agreed to issue to Vendor warrants as hereinafter described to purchase [_________] Warrant Shares (as hereinafter defined) of the Issuer, as set forth herein and on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration received which the parties hereby acknowledge, the parties hereto agree as follows:


         Section 1. Certain Definitions. As used in this Warrant Agreement, unless the context otherwise requires:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Issuer after the date hereof, other than
         (i) the Warrant Shares and (ii)



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         Common Stock issued or issuable pursuant to stock option, stock incentive or similar plans approved by the board of directors and in effect on the date hereof.

                  "Affiliate" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Appraised Value" shall mean the fair market value of all equity capital, including all outstanding Common Stock and all options, warrants and rights to acquire Common Stock or convert into Common Stock, as determined by a written appraisal (the "Appraisal") prepared by an appraiser of national reputation chosen by Issuer's board of directors.

                  "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which commercial banks are authorized or required to close in New York, New York or Moscow, Russia.

                  "Call Option" shall have the meaning set forth in Section 12.

                  "Call Period" shall mean any time up to, but not including, the second anniversary of the date hereof.

                  "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

                  "Common Stock" shall mean the Issuer's authorized voting common stock, par value $.01 per share, irrespective of class unless otherwise specified, as constituted on the date of this Agreement, and any stock into which such Common Stock may thereafter be changed or any other capital stock that is not preferred as to dividends or distribution of assets over any other class of stock of the Issuer, and which is not subject to redemption, that may be authorized by the Issuer.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock, options, warrants or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "Current Market Price" per share of Common Stock, for the purposes of any provision of this Warrant Agreement at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods.


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                                       3

                           (i) If the Common Stock is traded on a national
                  securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for 15 consecutive Trading Days commencing 15 Trading Days before such date. The market price for each such Trading Day shall be, (a) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the next preceding Trading Day on which there was a sale, or (b) if the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on the preceding Trading Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Trading Day in which there was such a price or quotation.

                           (ii) If the Current Market Price per share of Common
                  Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of outstanding Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of shares (including any fractional shares) of Common Stock, on a fully diluted basis in accordance with GAAP.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulation of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exercise Period" shall mean the period commencing on the second anniversary of the date hereof and ending on the Expiration Date.

                  "Exercise Price" shall be U.S.$.10 per Warrant.

                  "Expiration Date" shall mean then end of business on the fifth anniversary of the date hereof.

                  "Form of Election" shall have the meaning ascribed thereto in
         Section 2(a).

                  "Form of Assignment" shall have the meaning ascribed thereto in Section 2(a).


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                                       4

                  "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

                  "Right of First Refusal" shall have the meaning set forth in
         Section 10(c).

                  "Person" shall mean a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

                  "Registrable Stock" shall mean the Common Stock issued on the exercise of a Warrant. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (a) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (b) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, (c) such Registrable Stock may be sold pursuant to Rule 144, or any successor provision then in force under the 1933 Act, without registration or (d) it shall have ceased to be outstanding.

                  "Restricted Certificate" shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in Section 10.

                  "Restricted Securities" shall mean Restricted Warrant Shares or Restricted Warrants.

                  "Restricted Warrant" shall mean a Warrant evidenced by a Restricted Certificate.

                  "Restricted Warrant Shares" shall mean Warrant Shares evidenced by a Restricted Certificate. Without limiting the generality of the foregoing and for clarification purposes only, a "holder of Restricted Warrant Shares" shall include, without limitation, a holder of a Warrant.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.


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                                       5

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Trading Day" shall mean any day on which trading occurs on the NASDAQ National Market System or, if the Common Stock is no longer traded on the NASDAQ National Market System and is instead traded on a national securities exchange, then "Trading Day" shall mean any day on which trading occurs on such national securities exchange.

                  "Warrant Certificate" shall have the meaning ascribed thereto in Section 2(a).

                  "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the holder of a Warrant upon the exercise of such Warrant.

                  "Warrants" shall have the meaning ascribed thereto in Section 2(a).

         Section 2.  Issuance, Form and Exercise of Warrant.

                  (a) Issuance and Form of Warrant. On the date hereof, the Issuer, upon the terms and subject to the conditions hereinafter set forth, has issued and delivered warrants to purchase [_________] Warrant Shares to Vendor (the "Warrants") at an Exercise Price of $.10 per Warrant Share. Each Warrant issued to Vendor, and any additional warrants that may be issued upon partial exercise, replacement or transfer of any such Warrant is evidenced by and subject to the terms of, a warrant certificate (including the Form of Election (the "Form of Election") and the form of assignment ("Form of Assignment") attached thereto (a "Warrant Certificate")) in the form of Exhibit A hereto, executed on behalf of the Issuer by the manual or facsimile signature of the President or a Vice President of the Issuer, under its corporate seal affixed or in facsimile, and attested by the Secretary or an Assistant Secretary of the Issuer. A Warrant Certificate evidencing each original Warrant issued to Vendor has been executed and delivered to Vendor simultaneously with the execution of this Agreement. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of any Warrant. A single Warrant Certificate may evidence the issuance to a holder thereof of more than one Warrant.

                  (b) Vesting of Warrants. Each Warrant may only be exercised during the Exercise Period and entitles the holder thereof to receive, for each Warrant referred to in the Warrant Certificate evidencing such Warrant, one (1) Warrant Share, subject to adjustment.

                  (c) Manner of Exercise; Other Provisions Regarding Exercise. At any time during the Exercise Period, the receipt rights represented by each Warrant may be exercised by the holder, in whole or in part, by the surrender to the Issuer at its office maintained for such purpose pursuant to Section 18, of (i) a written notice of such holder's election to exercise a Warrant, which



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notice shall be in the Form of Election and (ii) the wire transfer in immediately available funds on the payment in cash of an amount equal to the product of the Exercise Price and the number of Warrants to be exercised. Upon delivery thereof, the Issuer shall cause to be executed and delivered to such holder within five (5) Business Days a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Common Stock issuable upon such exercise.

                  The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, within two (2) Business Days of the time said notice is delivered to the Issuer as aforesaid. If a Warrant shall have been exercised only in part, the Issuer shall, within two
(2) Business Days of delivery of said certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Warrant Shares called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant, or, at the request of such holder, appropriate notation may be made on the Warrant exercised in part and shall be returned to such holder.

                  Except as otherwise provided in Section 8 hereof, the Issuer shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this
Section 2, except that, if such stock certificates shall be registered in a name or names other than the name of the holder of the Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

                  All shares of Common Stock issuable upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and free from all liens, encumbrances and other charges thereon.

                  The Issuer will not close its books against the transfer of a Warrant or of any Warrant Share in any manner which interferes with the timely exercise of a Warrant.

                  The Issuer shall pay cash in lieu of fractional shares determined by the Issuer by multiplying such fraction by the Current Market Price on the date of exercise.

         Section 3. Transfer, Division and Combination. Subject to Section 10, a Warrant is, and all rights thereunder are, transferable, in whole or in part, on the books of the Issuer to be maintained for such purpose, upon the surrender of a Warrant at the office of the Issuer maintained


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for such purpose pursuant to Section 18, together with the Form of Assignment duly executed by the holder thereof or its agent or attorney and upon payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Issuer shall, subject to
Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 10, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

                  A Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Issuer, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder thereof or its agent or attorney. Subject to compliance with Section 10, as to any transfer which may be involved in such division or combination, the Issuer shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  Except as otherwise provided in Section 8 hereof, the Issuer shall pay all expenses, taxes and other charges incurred by the Issuer in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

                  The Issuer agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

                  Each transferee of Warrants shall be subject to the Right of First Refusal set forth in Section 10(c) and the Call Option set forth in
Section 12.

                  Section 4. Adjustment of Warrant Shares and Exercise Price. The number of Warrant Shares issuable on the exercise of a Warrant shall be subject to adjustment from time to time as set forth in this Section 4 and in
Section 5.

                  (a) Stock Dividends, Subdivisions and Combinations. If at any time or from time to time the Issuer shall:

                  (1) pay a dividend to record holders of its Common Stock payable in Common Stock, or

                  (2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

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                                       8

                  (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of Warrant Shares issuable on the exercise of a Warrant immediately after the happening of any such event shall be adjusted so as to equal the number of shares of Common Stock that a record holder of Common Stock would receive following such dividend, subdivision or combination.

                  (b) Certain Other Issuances of Common Stock, Dividends and Distributions. If at any time or from time to time after the date of this Agreement the Issuer shall:

                           (1) In the case the Issuer shall issue (i)
         Additional Shares of Common Stock at a price per share less than the greater of the Current Market Price per share of Common Stock or the Exercise Price or (ii) options, rights or warrants to subscribe for or purchase shares of Common Stock (or other securities convertible into Common Stock) at a price per share less than the greater of the Current Market Price per share of Common Stock or the Exercise Price, the number of Warrant Shares issuable on the exercise of a Warrant immediately prior thereto shall be adjusted by multiplying such number by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such issuance date, plus the number of shares which the aggregate issue offering price of the total number of shares of Common Stock so issued (or the aggregate exercise or conversion price of the options, rights, warrants or convertible securities so issued) would purchase at such Current Market Price, and the numerator of which shall be the number of shares of Common Stock outstanding on such issuance date plus the number of additional shares of Common Stock issued (or into which the options, rights, warrants or convertible securities so issued are exercisable or convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such issuance date.

                           (2) (i) In case the Issuer shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Issuer (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Issuer), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities, then in each such case, the number of Warrant Shares issuable on the exercise of a Warrant shall be adjusted my multiplying such number in effect immediately prior to the date of such distribution by a fraction, the denominator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the board of directors of the Issuer, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of


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                                       9

         the number of shares of Common Stock outstanding on the record date), and the numerator of which shall be the Current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                           (ii) Notwithstanding the foregoing, in the event that the Issuer shall distribute rights or warrants (other than those referred to in subsection (1) above) ("Rights") pro rata to holders of Common Stock, the Issuer may, in lieu of making any adjustment pursuant to this Section 3(b), make proper provisions so that each holder of a Warrant who exercises such Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights, shall be entitled to receive, upon such exercise, in addition to the Warrant Shares issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Warrant Shares is entitled at the time of such exercise in accordance with the terms and provisions of and applicable to the Rights, or (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the a number of shares of Common Stock equal to the number of Warrant Shares into which the Warrants so exercised were exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(a).

                  (c) Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Shares issuable on the exercise of a Warrant hereinbefore provided for in this Section 4:

                  (1) When Adjustments to Be Made. The adjustments required by the preceding subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.


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                                       10

                  (2) Fractional Interests. In computing adjustments under this Section, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (3) When Readjustments Made. The number of shares of Common Stock comprising a Warrant Share that may be purchased upon exercise of a Warrant shall be readjusted to reflect the expiration of any warrants, options or other rights, except where no adjustment of the number of shares of Common Stock comprising a Warrant Share had previously been made pursuant to this Section 4 with respect to such expired warrant, option or right.

                  (d) Merger or Consolidation. If the Issuer shall merge or consolidate into another corporation and, pursuant to the terms of such merger or consolidation, shares of common stock of the successor corporation are to be received by or distributed to the holders of Common Stock of the Issuer, then the holder of a Warrant shall have the right thereafter to receive, upon exercise of a Warrant, such number of Warrant Shares equal to the number of shares of common stock of the successor corporation receivable upon or as a result of such merger or consolidation by a holder of a like number of shares of Common Stock immediately prior to such event, plus any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights that the holder would have been entitled to receive had such holder exercised a Warrant immediately prior to such merger or consolidation, and had such holder thereafter retained such shares of stock, securities or other property from the date of such merger or consolidation through and including the date of exercise of a Warrant, subject to all other adjustments called for during this period under this Section 4).

                  In the case of any such merger or consolidation, the successor corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of a Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Warrant Shares which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.

                  The foregoing provisions of this Section 4(d) shall similarly apply to successive mergers, consolidations or dispositions of assets. In addition to any other requirements hereunder, the Issuer shall give notice to each holder of the Warrants of any such merger, consolidation or disposition at least thirty (30) days before the occurrence thereof.

                  (e) Without limiting any other exception in this Section 4, and in addition thereto, no adjustment need be made for:


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                                       11

                  (i) the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors or employees of the Issuer which are outstanding as of the date hereof or which are issuable pursuant to stock option, stock incentive or similar plans approved by the board of directors and in effect on the date hereof;

                  (ii) options, warrants or other agreements or rights to purchase capital stock of the Issuer entered into prior to the date hereof and any issuance of shares of Common Stock in connection therewith;

                  (iii) securities outstanding as of the date hereof convertible into or exchangeable or exercisable for additional shares of Common Stock;

                  (iv) rights to purchase shares of Common Stock pursuant to a plan of the issuer for reinvestment of dividends or interest;

                  (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa); and

                  (vi) bona fide public or private offerings pursuant to Rule 144A, Section 4(2) or Regulation D of the Securities Act, involving at least one investment bank of national reputation.

         Section 5. Notice to Warrant Holders. Whenever the number of shares of Common Stock or other share capital or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, then and in each such case the Issuer shall promptly deliver a notice to the registered holder of the Warrants, which notice shall state the increase or decrease, if any, in the number of shares of Common Stock or other share capital or property issuable upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         Section 6. Reservation And Authorization of Common Stock. The Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock that shall be issued upon exercise of any Warrant, shall be duly and validly issued and fully paid and nonassessable.


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                                       12

         Section 7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Issuer to the holders of its Common Stock with respect to the taking of a record of such holders, the Issuer will in each such case take such a record and will take such record as of the close of business on a Business Day. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Section 8. Transfer Taxes. The Issuer will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of any Warrant. The Issuer shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which a Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

         Section 9. No Voting Rights. No Warrant shall entitle the holder hereof to any voting rights or other rights as a stockholder of the Issuer.

         Section 10.  Restrictions on Transferability.

                  (a) Restrictive Legend. Unless and until otherwise permitted by this Section 10, each certificate for Warrants issued pursuant to the terms hereof, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for Warrant Shares issued upon exercise of any Warrant and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED, AS SO REQUIRED.

                  THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE


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                                       13

                  GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED __________, 1999, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UNDER CERTAIN CIRCUMSTANCES, THE ISSUER HAS AGREED TO ISSUE TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES EVIDENCED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS CONTAINED IN SUCH WARRANT.

                  (b) Notice of Proposed Transfer. Prior to any transfer or attempted transfer of any Restricted Securities, the holder thereof shall give written notice to the Issuer and GTS of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall be accompanied by an opinion of counsel of such holder (which counsel shall be reasonably satisfactory to the Issuer, it being agreed that Linklaters & Alliance shall be satisfactory) to the effect that such proposed transfer may be effected without registration of the Restricted Securities under the Securities Act. Within ten (10) Business Days after receipt by the Issuer of such opinion, and subject to the right provided in Section 10(c), such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the precise terms and conditions of the notice delivered by such holder to the Issuer. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth above, unless, in the reasonable opinion of the Issuer, pursuant to Rule 144 of the Securities Act such legend is not required in order to insure compliance with the Securities Act.

                  (c) Right of First Refusal. In the event that any holder of Warrants proposes to transfer any Warrants for cash or other consideration, the Issuer or GTS or their successors and assigns shall have the right to purchase any or all of such Warrants at such price (the "Right of First Refusal"). Within five (5) business days after the notice provided for in Section 10(b), each of the Issuer and GTS shall notify such holder as to whether it shall exercise such right and shall transfer any funds therefor on such date as the proposed third-party sale.

                  In the event that both the Issuer and GTS exercise this right for such number of Warrants that exceeds the number of Warrants offered for sale, the number of Warrants offered for sale and subject to each right shall be divided equally except that, in the event that the Issuer and/or GTS previously exercised this right with respect to any sale, the Warrants subject to the subsequent sale shall be divided between the Issuer and GTS so as to allow each entity, as nearly as possible, to receive, in the aggregate, half of the Warrants which have been sold and with respect to which this right has been exercised.

         Section 11.  Registration.

                  (a) Registration. Prior to the Exercise Period, Issuer shall use its reasonable best efforts to effect the registration of the Registrable Stock under the Securities Act on such registration statement as the Issuer shall deem appropriate such that such registration statement is declared effective by the commencement of the Exercise Period. The Issuer shall use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Expiration Date or until the distribution contemplated by the registration statement is completed, whichever occurs first. No Warrant holder shall have the right to demand or obtain registration of the Warrants.

                  Notwithstanding anything contained in the first paragraph of this Section 11(a) to the contrary, the Issuer may postpone registration of the shares of Registrable Stock if: (i) the Issuer notifies the holders that it is contemplating filing a registration statement within one hundred and eighty
(180) days after the commencement of the Exercise Period (which shall not affect the holders' other rights hereunder), or (ii) the Issuer notifies the holders that a material event has occurred that has not yet been publicly disclosed and if disclosed would materially adversely affect the Issuer. In the case of clause (i) of this paragraph, if the Issuer does not file such contemplated registration statement within such 180-day period, it shall use its reasonable best efforts, as soon as practical upon the first to occur of the abandonment of such contemplated registration statement or the expiration of such 180-day period, to register the shares of the Registrable Stock. In the case of clause (ii) of this paragraph, the Issuer may not delay the filing of the requested registration statement for more than ninety (90) days from the time of the Issuer's notice.

                  (b) Registration Procedures. In connection with such registration, Issuer shall also:

                  (1) furnish to each holder such numbers of copies of a summary prospectus or other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such holder;

                  (2) use its reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such holder, except that the Issuer shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or submit to the general taxation of any such jurisdiction solely for the purpose of such registration;

                  (3) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Stock for sale in any jurisdiction, use its reasonable efforts promptly to obtain its withdrawal;

                  (4) list such securities on any securities exchange on which any stock of the Issuer is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (5) if requested by any holder, the Issuer shall furnish to such holder certificates representing the Registrable Stock being offered pursuant to the registration which contain no restrictive legends, in such numbers and denominations as such holder shall reasonably request; provided, however, that such holder shall confirm to the Issuer in writing that any transfer of such Registrable Stock shall be made only pursuant to such registration and in accordance with the plan of distribution described therein, and such holder shall agree in writing to return such certificates to the Issuer (to the extent that such shares of Registrable Stock are not sold in such manner) for reapplication of such restrictive legends.

                  (c) Expenses; Limitations on Registration. All expenses incident to the Issuer's performance of or compliance with this Agreement and any relevant stock exchange, fees and expenses of compliance with securities or Blue Sky laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of Registrable Stock), printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Issuer, independent public accountants, all the Issuer's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance referred to above and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which such securities issued by the Issuer are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the in connection with such registration and fees and expenses of other persons retained by the Issuer, will be borne by the Issuer.

                  It shall be a condition precedent to the obligation of the Issuer to take any action pursuant to this Section 11 in respect of the securities which are to be registered that the holders shall furnish to the Issuer such information regarding the securities held by such holder and the intended method of disposition thereof as the Issuer shall reasonably request and as shall be required in connection with the action to be taken by the Issuer.

                  (d) Termination of Restrictions. Notwithstanding the foregoing provisions of Sections 10 or 11, the restrictions imposed upon the transferability of the Registrable Stock shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been sold by the holder thereof in accordance with registration under the Securities Act or an exemption therefrom. Whenever the restrictions imposed shall terminate as to any Restricted Security, as herein above provided, the holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate not bearing the restrictive legend otherwise required to be borne thereby.

                  (e) Rule 144. In order to permit the holders of Restricted Securities to sell the same pursuant to Rule 144 under the Securities Act (or any successor to such rule), the Issuer will comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 (or any successor thereto), including the timely filing of all reports with the Commission in order to enable such holders, if they so elect, to utilize Rule 144, and the Issuer will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Warrant Shares which is exempt from registration under the Securities Act pursuant to Rule 144.

                  (f) Indemnification.

                  (1) In the event of any registration of any of its securities under the Securities Act pursuant to this Section 11, the Issuer shall indemnify and hold harmless the Seller of such Registrable Stock, its directors and officers, and each other Person, if any, who controls such Seller within the meaning of the Securities Act ("Controlling Person"), against any losses, claims, damages or liabilities, joint or several, to which such Seller or any such director or officer or Controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, or in any final prospectus contained therein, or any amendment or supplement thereto, (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Issuer of the Securities Act or the Exchange Act, or other federal or state law applicable to the Issuer and relating to any action or inaction required of the Issuer in connection with such registration; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer through an instrument duly executed by such Seller or such director, officer or Controlling Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or such director, officer or Controlling Person, and shall survive the transfer of such securities by such Seller.

                  (2) Each holder of any Registrable Stock shall, by acceptance thereof, jointly and severally, indemnify and hold harmless the Issuer, its directors and officers and each other Person, if any, who controls the Issuer against any losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Stock was registered under the Securities Act, or in any final prospectus contained therein, or any amendment or supplement thereto,
(ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to the Issuer by a holder, or (iii) any violation by a holder of the Securities
Act or the Exchange Act, or other federal or state law applicable to the such holder and relating to any action or inaction required of a holder in connection with such registration, and shall reimburse the Issuer or such director, officer or Controlling Person for any legal or any other expenses reasonably incurred by the Issuer or such director, officer or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action and shall reimburse the Issuer or such director, officer or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (3) The indemnity and expense reimbursement obligations of the Issuer under clauses (1) and (2) of this Section 11(f) shall be in addition to any liability the Issuer may otherwise have at law, equity or otherwise.

                  (4) Each Person ("Indemnitor") who under the preceding provisions of this Section 11(f) agrees to indemnify another Person ("Indemnitee") shall have the right, subject to the provisions hereto, to designate counsel (reasonably acceptable to the Indemnitee) to defend any case or proceeding against the Indemnitee arising in respect of any claim of liability for which such indemnification may be claimed, to the end that duplication of legal expense may be minimized; provided that, if the Indemnitee notifies the Indemnitor that the former has been advised by its counsel that any single counsel in such case or proceeding would have a conflict of interest in representing both the Indemnitor and the Indemnitee, the Indemnitee may designate its own counsel in such case or proceeding and, to the extent so provided above in this Section 11(f), shall be entitled to be reimbursed by Indemnitor for its legal expenses reasonably incurred in connection with defending itself in such case or proceeding including the fees and expenses of counsel and local counsel if retained.

                  (g) No Impairment of Rights. Following the date hereof, the Issuer will not enter into any agreement regarding the registration of its equity securities that impairs or otherwise limits the registration rights granted to holder hereunder.

         Section 12.  The Call Option.

                  (a) The Call Option. GTS and its successors and assigns shall have an irrevocable option to purchase such number of Warrants as set forth below from the holders thereof (the "Call Option") at a price of [$___] per Warrant (the "Purchase Price"), payable by wire transfer in same day funds.

                  (b) Manner of Exercise. Such option shall be exercisable by GTS or its successors and assigns at any time during the Call Period by the delivery of a written notice of exercise (a "Notice of Exercise") to each Warrant holder. GTS shall have the right to exercise this Call Option in whole or in part at any time and from time to time during the Call Period.

                  During the Call Period, GTS will have the right to require the Warrant holders to transfer, in the aggregate, a percentage of the Warrants as set forth below to GTS for the Purchase Price, if the following conditions are met:

                  (1) if the Level of Business (as defined below) equals or exceeds U.S.$50,000,000 (fifty million dollars), then the Warrant holders shall transfer, in the aggregate, 50% of the Warrants then outstanding to GTS;

                  (2) if the Level of Business equals or exceeds
         U.S.$75,000,000 (seventy-five million dollars), then the Warrant holders shall transfer 100% of the Warrants then outstanding to GTS.

                  The term "Level of Business" shall mean orders made by GTS and/or any GTS subsidiary for equipment and other services provided by Vendor or any Vendor subsidiary in Western and Central Europe, as invoiced by Vendor or any Vendor subsidiary to GTS and/or any GTS subsidiary.

                  In the event that the Warrants are held by more than one holder, any Warrants subject to this Call Option shall be called from the registered holders thereof, pro rata. Each transferee of Warrants shall be subject to this Call Option.

         Section 13. Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder of a Warrant hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of the Warrant Shares or as a stockholder of the Issuer, whether such liability is asserted by the Issuer or by creditors of the Issuer.

         Section 14. Loss or Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer (the original Warrant holder's or any other institutional Warrant holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         Section 15. Furnish Information. The Issuer agrees that it shall deliver to the holders of record of the Warrants within 15 days of their filing with the Commission all periodic and current reports required to be filed under the Exchange Act.

         Section 16. Tax Treatment. Each of the Issuer, Vendor and each subsequent holder shall use its reasonable efforts to agree to a consistent determination of the fair value, if any, of the Warrants and to consistent treatment of such determination for income tax reporting purposes.

         Section 17. Office of the Issuer. So long as any of the Warrants remains outstanding, the Issuer shall maintain an office or a transfer agent for the Warrants in at its principal executive offices where the Warrants may be presented for exercise, transfer, division or combination as herein provided.

         Section 18. Notices Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be telecopied or in writing mailed by overnight courier, addressed to any holder of a Warrant at its last known address appearing on the books of the Issuer, or, except as herein otherwise expressly provided, to the Issuer at its principal executive office, 12 Krasnokazarmennaya Street, Moscow, Russia 111250, attention: General Counsel, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery, with a copy to GTS at Global TeleSystems Group, Inc., 4121 Wilson Blvd, 8th floor, Arlington, VA 22203, attention: General Counsel. If such notice is to Vendor it shall be addressed to [ ].

         Section 19. Successors And Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, without limiting the generality of the foregoing, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of any of the Warrants.

         Section 20. Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. Any action or proceeding arising out of or relating to this Agreement shall be heard in any State or Federal court sitting in the State of Delaware, City of Wilmington and each of the parties hereby irrevocably submit to the jurisdiction of such court.

         Section 21. Survival; Assignment. This Agreement shall survive the exercise of the Warrants and shall be binding upon the Issuer and its successors and assigns and shall be binding upon and inure to the benefit of the holders and each holder of Warrant Certificates issued upon exercise of the Warrants; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any holder unless such Warrant is transferred in compliance with Sections 3 and 10 and the transferee of such Warrant or Warrant Shares shall have delivered to the Issuer an acknowledgment that such transfer shall have been made subject to the provisions of this Agreement.

         Section 22. Amendment. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be in writing and signed by all of the holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 24. Specific Enforcement. Without limiting the remedies available to the holders of Warrants, Warrant Shares, the Issuer acknowledges that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the holders of Warrants, Warrant Shares for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under this Agreement.

         Section 25. WAIVER TRIAL BY JURY. EACH OF THE ISSUER AND VENDOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day, month and year first above written.



                                        GOLDEN TELECOM, INC.


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        GLOBAL TELESYSTEMS GROUP, INC.


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        [         ]


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A

                         (Form of Warrant Certificate)


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED, AS SO REQUIRED.

THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED __________, 1999, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UNDER CERTAIN CIRCUMSTANCES, THE COMPANY HAS AGREED TO ISSUE TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES EVIDENCED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS CONTAINED IN SUCH WARRANT.

Warrant No.                                                   Warrant(s)
           --------------------             ------------------


                              GOLDEN TELECOM, INC.

                              Warrant Certificate


                  THIS CERTIFIES THAT for value received [   ] ("Vendor"), or
registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase one fully paid and nonassessable share of the common stock, $.01 par value (the "Common Stock"), of Golden Telecom, Inc. (each a "Warrant Share"), a Delaware corporation (the "Company"), at the Exercise Price of $.10 per Warrant Share upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Warrant Shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per

Warrant Share set forth above, are the number and the Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock as constituted at such date. As provided in the Warrant Agreement referred to below, the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                  This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of ____________, 1999 (the "Warrant Agreement") between the Company and, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

                  This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised.

                  The Company will not be required to issue fractional shares of Common Stock upon the exercise of any Warrant or Warrants evidenced hereby. In lieu thereof, the Company may make a cash payment, as provided in the Warrant Agreement.

                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), or except as provided in the Warrant Agreement to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

                  Each transferee of Warrants shall be subject to the Right of First Refusal set forth in Section 10(c) of the Warrant Agreement and the Call Option set forth in Section 12 of the Warrant Agreement.

                  IN WITNESS WHEREOF, GOLDEN TELECOM, INC. has caused the signature (or facsimile signature) of its President or Vice President, Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.


                                            GOLDEN TELECOM, INC.


                                            By:
                                               --------------------------------

                                   EXHIBIT B

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
             holder desires to transfer the Warrant Certificates.)

                  FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto ______________ (_____________) the Warrants, the exact number of which is specified below, evidenced by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ to transfer such Warrants on the books of the within-named Company, with full power of substitution.

Dated:                  ,                   Number of Warrants Assigned:
      ------------------  ----                                          -------

                           Signature
                                     ----------------------------

Signature Guaranteed:


                                     NOTICE

                  The signature of the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other identifying number






         (please print name and address)



Dated           ,
      ----------  ----

                                   EXHIBIT C

                                FORM OF ELECTION

               (To be executed if holder desires to exercise the
                Warrants evidenced by the Warrant Certificate.)

TO: GOLDEN TELECOM, INC.

                  The undersigned hereby irrevocably elects to exercise Warrants, the exact number of which is specified below, represented by this Warrant Certificate to purchase the Common Stock issuable upon the exercise of such Warrants and to deliver the Exercise Price of $.10 per share and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of:

Please insert social security or other identifying number

                                Number of Warrants Exercised:
                                                             ------------------

                                Aggregate Exercise Price to Be Paid:
                                                                    -----------



         (please print name and address)



If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other identifying number






         (please print name and address)


Dated:                                   ,
      -----------------------------------  ----

                                        GOLDEN TELECOM, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:  President


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:  Vice President


[CORPORATE SEAL]

Attest:




Secretary

Dated:                      ,
      ----------------------  ----


                                   Signature
                    (Signature must conform in all respects
                    to name of holder as specified on the
                    face of this Warrant Certificate)

Signature Guaranteed: